UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2024

Terns Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39926	98-1448275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 East Hillsdale Blvd. Suite 100 Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 525-5535

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Amy Burroughs as Chief Executive Officer and Director

On February 6, 2024, Terns Pharmaceuticals, Inc. (“Terns”), Terns, Inc. and Amy Burroughs entered into an employment agreement (the “Burroughs Agreement”) pursuant to which Ms. Burroughs will serve as the Chief Executive Officer of Terns and has been appointed and elected as a member of the Board of Directors of Terns (the “Board”), effective as of February 7, 2024 (the “Effective Date”).

Ms. Burroughs, age 53, previously served as the Chief Executive Officer and President of Cleave Therapeutics, Inc., a privately held biotechnology company, from April 2019 to September 2023, and, in October 2023, became the Consulting CEO for Cleave Therapeutics. She has also served on the board of directors of Cleave Therapeutics since April 2019. From December 2017 to March 2019, Ms. Burroughs served as an Entrepreneur in Residence at 5AM Ventures, a venture capital firm. Ms. Burroughs has served on the board of directors of Tenaya Therapeutics, Inc., a publicly traded biotechnology company, since December 2022, and previously served on the board of directors of DiaMedica Therapeutics, Inc. Ms. Burroughs earned a BA in computer science and a minor in economics from Dartmouth College, and an MBA from Harvard Business School.

Ms. Burroughs has no family relationship with any of the executive officers or directors of Terns or any person nominated or chosen by Terns to become a director or executive officer. There are no transactions in which Ms. Burroughs has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Burroughs Agreement, Ms. Burroughs is entitled to receive a starting annualized base salary of $625,000, and is eligible to receive an annual cash bonus targeted at 50% of her annual base salary then in effect, with the actual amount of such bonus, if any, to be based upon the achievement of performance objectives established by the Board. For calendar year 2024, any annual bonus paid to Ms. Burroughs will be determined based on achievement of performance goals to be determined by the Compensation Committee of the Board, after consultation with Ms. Burroughs, within the first three months after the Effective Date and will not be prorated for the partial year of service. Ms. Burroughs is also eligible to participate in the employee benefit plans of Terns, subject to the terms and conditions of such plans. In addition, Terns has agreed to pay legal fees for Ms. Burroughs incurred in connection with negotiation of the Burroughs Agreement up to an amount of $15,000.

In accordance with the Burroughs Agreement, the Board also approved the grant to Ms. Burroughs, effective as of March 1, 2024 (the “Grant Date”), of a stock option to purchase 1,250,000 shares of common stock of Terns at an exercise price per share equal to the closing price per share of the common stock on The Nasdaq Global Select Market on the Grant Date and of a restricted stock unit award representing the right to receive 150,000 shares of common stock of Terns. The option award has a ten-year term and vests over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of the Grant Date and the remaining 75% of the shares underlying the award vesting monthly over the subsequent three-year period, subject to Ms. Burroughs’ continued employment by Terns. The restricted stock unit award vests as to 50% of the shares underlying the award if the average closing price of Terns common stock over 30 consecutive trading days equals or exceeds $15.00 per share and as to the remaining 50% of the shares underlying the award if the average closing price of Terns common stock over 30 consecutive trading days equals or exceeds $20.00 per share, subject to Ms. Burroughs’ continued employment by Terns; provided that vesting shall not be deemed to occur earlier than the first anniversary of the Effective Date, except in the case of an Involuntary Termination (as defined below) or a Change in Control of Terns (as defined in the Burroughs Agreement), and that vesting must be achieved on or before the fourth anniversary of the Effective Date. Notwithstanding the foregoing, in the event of an Involuntary Termination prior to the first anniversary of the Effective Date, and if either or both of the milestone stock prices has been achieved by the date of Involuntary Termination, the restricted stock units will vest based on that achievement effective as of the termination date and further, if at any time Terns is subject to a Change in Control in which the price per share payable in respect of Terns common stock in that transaction is equal to or greater than a milestone stock price, the restricted stock units that can be earned based on that milestone stock price will vest immediately prior to the closing of the Change in Control. Each of the option award and the restricted stock unit award is subject to the terms and conditions of the applicable award agreement and is being granted pursuant to the Terns 2022 Employment Inducement Award Plan.

In the event of an Involuntary Termination, Ms. Burroughs is entitled to receive the following benefits, in addition to any accrued obligations and subject to her timely execution and non-revocation of a general release of claims in favor of Terns: (i) continuation of her then-current annual base salary for a period of 12 months, (ii) a pro rated portion of her annual performance bonus at 100% of target and (iii) continuation of her healthcare insurance coverage (or an equivalent reimbursement from Terns) for a period of 12 months.

Additionally, in the event of an Involuntary Termination within three months prior to or 12 months following a Change in Control (as defined in the Burroughs Agreement), she is entitled to receive the following benefits, in addition to any accrued obligations and subject to her timely execution and non-revocation of a general release of claims in favor of Terns: (i) continuation of her then-current annual base salary for a period of 18 months, (ii) one and one half times her annual performance bonus at 100% of target, (iii) full vesting acceleration of all her then-outstanding equity awards and (iv) continuation of her healthcare insurance coverage (or an equivalent reimbursement from Terns) for a period of 18 months.

The Burroughs Agreement defines an “Involuntary Termination” as a separation resulting from a termination without “cause” or a voluntary resignation by Ms. Burroughs for “good reason”.

The Burroughs Agreement generally defines “cause” to mean the occurrence of any one or more of the following, subject to certain notice and cure rights: (i) the commission of any crime involving fraud, dishonesty or moral turpitude, (ii) the attempted commission of or participation in a fraud or act of dishonesty against Terns that results in (or might have reasonably resulted in) material harm to the business of Terns; (iii) the intentional, material violation of any contract or agreement between her and Terns or any statutory duty owed to Terns, or (iv) conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of Terns.

The Burroughs Agreement generally defines “good reason” to mean the occurrence of any one or more of the following, without her consent and subject to certain notice and cure rights: (i) a material diminution in her duties, authorities or responsibilities; (ii) a reduction of greater than 10% in her annual base salary (as in effect on the effective date of the Change in Control transaction, if applicable); provided, however, that good reason shall not be deemed to have occurred in the event of a reduction in his annual base salary that is pursuant to a salary reduction program affecting all of the C-level officers of Terns and that does not adversely affect her to a greater extent than other C-level officers of Terns; or (iii) a relocation of her primary business office to a location more than 30 miles from the location of her then-primary business office.

The Burroughs Agreement also obligates Ms. Burroughs under standard invention assignment, confidentiality, non-competition, and non-solicitation provisions.

Transition of Ms. Burroughs and Jill M. Quigley, J.D.

On the Effective Date, in connection with the appointment of Ms. Burroughs, Jill M. Quigley ceased to serve as Interim Senior Advisor and Strategy Officer of Terns. Ms. Quigley continues to serve as a director on the Board and, effective as of the Effective Date, is considered an independent director in accordance with the rules of the Nasdaq Stock Market.

Equity awards previously granted to Ms. Quigley in her capacity as Interim Senior Advisor and Strategy Officer of Terns will continue to vest based on her continued service as a director.

Item 7.01.	Regulation FD Disclosure.

On February 7, 2024, Terns issued a press release announcing the appointment of Ms. Burroughs as Chief Executive Officer of Terns and her election to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Terns Pharmaceuticals, Inc. on February 7, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2024	TERN PHARMACEUTICALS, INC.

	By:	/s/ Bryan Yoon
Bryan Yoon
Chief Operating Officer & General Counsel